CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated May 11, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-55614) of Dreyfus A Bonds Plus, Inc.


                                           ERNST & YOUNG LLP

New York, New York
May 26, 1998